UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Avenue, Gainesville, Florida	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SHSP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement

On December 16, 2020, SharpSpring, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, Needham & Company, LLC and Lake Street Capital Markets, LLC, as representatives of the several other underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), and Richard A. Carlson, the Chief Executive Officer and President of the Company, as the selling stockholder named on Schedule II to the Underwriting Agreement (the “Selling Stockholder”), relating to the offer and sale to the public (the “Offering”) of 1,000,000 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), at a price to the public of $15.00 per share. The Selling Stockholder granted to the Underwriters a 30-day option to purchase up to an additional 150,000 shares of Common Stock in the Offering.

Net proceeds from the Offering are expected to be approximately $13.9 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Underwriters will purchase the shares of Common Stock sold in the Offering at a discount of $0.90 per share, representing 6.0% of the price to the public. The Company will not receive any proceeds from the sale of Common Stock, if any, by the Selling Stockholder.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-222850), which was declared effective by the Securities and Exchange Commission on February 9, 2018. A prospectus supplement and accompanying prospectus relating to the Offering will be filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete, and is qualified by the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01       Other Events

On December 16, 2020, the Company issued a press release announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties, including those disclosed in Part I, Item IA, Risk Factors, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended, as updated by the Company’s subsequently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in the preliminary prospectus supplement related to the Proposed Offering to be filed with the SEC. These risks and uncertainties could cause actual results to differ materially from those currently anticipated or projected.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement dated December 16, 2020, among the Company, Needham & Company, LLC and Lake Street Capital Markets, LLC, as representatives of the several other underwriters named in Schedule I to the Underwriting Agreement, and the Selling Stockholder named on Schedule II to the Underwriting Agreement

5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)
99.1	Press release dated December 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: December 16, 2020	By:	/s/ Aaron Jackson
Aaron Jackson, Chief Financial Officer